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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-34609 of CMA New Jersey Municipal Money Fund of CMA Multi-State Municipal Series Trust on Form N-1A of our reports on each Fund listed below, appearing in the March 31, 2003 Annual Reports of the respective Funds, in the Statement of Additional Information which is part of this Registration Statement.


Name of the Fund                                      Date of our Report
----------------                                      ------------------

CMA Tax-Exempt Fund                                     May 21, 2003
CMA Arizona Municipal Money Fund (1)                     May 8, 2003
CMA California Municipal Money Fund (1)                  May 8, 2003
CMA Connecticut Municipal Money Fund (1)                 May 8, 2003
CMA Massachusetts Municipal Money Fund (1)               May 8, 2003
CMA Michigan Municipal Money Fund (1)                    May 8, 2003
CMA North Carolina Municipal Money Fund (1)              May 8, 2003
CMA New Jersey Municipal Money Fund (1)                  May 8, 2003
CMA New York Municipal Money Fund (1)                    May 8, 2003
CMA Ohio Municipal Money Fund (1)                        May 8, 2003
CMA Pennsylvania Municipal Money Fund (1)                May 8, 2003

(1) - Part of CMA Multi-State Municipal Series Trust


We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/S/ Deloitte & Touche LLP

Princeton, New Jersey
July 25, 2003